Exhibit 10.6

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) dated as of January 1, 2006 (“Grant Date”), is between McLeodUSA Incorporated, a Delaware corporation (the “Company”), and Royce J. Holland (the “Participant”), relating to restricted stock granted under the McLeodUSA Incorporated 2006 Omnibus Equity Plan (the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1.                                       Grant of Shares of Restricted Stock and Vesting.

(a)           The Company grants to the Participant 750,000 shares of Restricted Stock, subject to the provisions of the Plan and the terms and conditions herein. The grant of shares of Restricted Stock is in full satisfaction of the obligations set forth in the first sentence of Section 3(d) of the Employment Agreement between the Participant and the Company, dated as of January 1, 2006 (the “Employment Agreement”) and the parties hereby acknowledge that the vesting provisions set forth in this Agreement shall govern the Restricted Stock in lieu of the vesting provisions contemplated in the Employment Agreement.

(b)           The shares of Restricted Stock shall be subject to the applicable vesting schedules set forth in this Agreement. All Shares of Restricted Stock shall be unvested (“Unvested Shares”) unless and until they become Vested Shares in accordance with this Section 1. The Shares of Restricted Stock shall become vested with respect to 450,000 of the shares subject thereto upon completion of an initial public offering of Company common stock or a Change in Control (as defined in the Employment Agreement), and with respect to the other 300,000 shares if the value of the Company’s equity is at least $500 million at the completion of a Change in Control or initial public offering (disregarding the value of any equity issued after January 1, 2006 in connection with any corporate acquisitions or similar transactions).

In the event that the Participant ceases to be employed by the Company or any Subsidiary, any Unvested Shares shall be forfeited as of the date the Participant ceases to be employed and the Participant shall deliver to the Company any stock certificates evidencing such Unvested Shares. If the Participant ceases to be employed by the Company or any Subsidiary prior to the first anniversary of the Grant Date due to a termination by the Company for Cause or by the Participant without Good Reason (as each such term is defined in the Employment Agreement), the Participant will forfeit all vested restricted stock.

(c)           Shares of Restricted Stock shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (that may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award).

2.                                       Repurchase Rights. Vested Shares shall be subject to repurchase by the Company in accordance with the provisions of Section 12 of the Plan.

3.                                       Payment of Withholding Taxes. If the Company or any other subsidiary is obligated to withhold an amount on account of any tax imposed as a result of the grant of the shares of Restricted Stock, the Participant shall be required to pay such amount to the Company prior to the delivery of such shares of Restricted Stock. The Participant acknowledges and agrees that he is responsible for the tax consequences associated with the grant of the shares of Restricted Stock.

4.                                       Changes in Company’s Capital Structure. The existence of the shares of Restricted Stock will not affect in any way the right or authority of the Company or the holders of its voting securities to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company’s capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference equity interests ahead of or affecting the Shares or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of the Company’s assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise.

5.                                       Plan. The shares of Restricted Stock are granted pursuant to the Plan, and, except as specifically set forth herein, the shares of Restricted Stock and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. In the event of any inconsistency between the Plan, this Agreement, and the Employment Agreement on matters regarding the rights and obligations of the Company and the Optionee upon termination of employment or service, the provisions of the Employment Agreement shall govern.

6.                                       Transfer Restrictions. Participant acknowledges and agrees that in consideration of the grant of this Award the Participant will be bound and abide by the provisions of Sections 12 of the Plan

7.                                       Employment Rights. No provision of this Agreement shall give the Participant any right to continue in the employ of the Company or any Subsidiary, create any inference as to the length of employment of the Participant, affect the right of the Company or any Subsidiary to terminate the employment of the Participant, with or without cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary.

8.                                       Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

9.                                       Waiver; Cumulative Rights; Third Party Beneficiary. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

10.                                 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express overnight courier service (charges prepaid), or (iii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day). Such notices, demands and other communications shall be sent to the addresses indicated below:

To the Company:	6400 C Street, SW
Cedar Rapids, Iowa 52406-3177
Attn: Optim Plan Administrator- HR

To Executive:	Royce J. Holland
17415 Pauma Valley Circle
Dallas, Texas 75287

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Date of service of such notice shall be (x) the date such notice is personally delivered, (y) one (1) day after the date of delivery to the express overnight courier if sent by express overnight courier or (z) the same day, if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day after the date of transmittal by telecopy.

11.                                 Complete Agreement. This Agreement, those documents expressly referred to herein and the Plan embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

MCLEODUSA INCORPORATED

/s/ Bernard L. Zuroff
By: Bernard L. Zuroff
Its: General Counsel, GVP and Secretary

PARTICIPANT:

/s/ Royce J. Holland